UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2019

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 6, 2019, Future FinTech Group Inc. (the “Company”), held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). A quorum was present at the Annual Meeting, and shareholders: (i) elected Yongke Xue, Yiliang Li, Zhi Yan, Johnson Lau and Fuyou Li to the Company’s Board of Directors, each to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; and (ii) ratified the appointment of Wang Certified Public Accountant, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The following is a summary of the voting results for each matter submitted to the shareholders:

Proposal 1. Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Yongke Xue	27,094,222	30,888	2,027,930
Zhi Yan	27,093,855	31,255	2,027,930
Johnson Lau	27,094,845	30,265	2,027,930
Fuyou Li	27,094,619	30,491	2,027,930
Yiliang Li	27,094,618	30,492	2,027,930

Proposal 2: Approval and Ratification of the Appointment of Wang Certified Public Accountant, P.C., as the Company’s Independent Registered Public Accounting Firm

The shareholders approved and ratified the appointment of Wang Certified Public Accountant, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as follows:

For	Against	Abstain	Broker Non-Votes
29,068,354	58,351	26,155	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: December 11, 2019	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

2